Exhibit 99.2

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2019

and for the three and six months ended June 30, 2019 and 2018

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of June 30, 2019

and for the three and six months ended June 30, 2019  and 2018

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net sales	$213,273	$231,913	$475,360	$469,682
Cost of sales	183,770	194,625	408,179	402,010
Gross profit	29,503	37,288	67,181	67,672
Operating expenses	34,918	36,912	68,141	74,205
Restructuring (income) expense	(600)	1,584	(251)	7,622
Operating loss	(4,815)	(1,208)	(709)	(14,155)
Other (income) expense
Interest expense, net	7,652	7,262	15,114	14,260
Other (income) expense, net	2,002	(3,299)	130	(6,716)
Loss from continuing operations before income taxes	(14,469)	(5,171)	(15,953)	(21,699)
Income tax provision	1,191	4,379	1,780	5,453
Loss from continuing operations	$(15,660)	$(9,550)	(17,733)	(27,152)

Discontinued operations (Note 2)
Income (loss) from discontinued operations before income taxes	572	(700)	(747)	(2,421)
Income tax (benefit) provison	(4)	(665)	93	(565)
Income (loss) from discontinued operations	$576	(35)	$(840)	$(1,856)

Net loss	$(15,084)	$(9,585)	$(18,573)	$(29,008)

See accompanying Notes to the Condensed Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE LOSS (Unaudited)

(Dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net loss from continuing operations	$(15,660)	$(9,550)	$(17,733)	$(27,152)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	-	225	(352)	(83)
Other comprehensive income (loss)	-	225	(352)	(83)
Total comprehensive loss	$(15,660)	$(9,325)	$(18,085)	$(27,235)

See accompanying Notes to the Condensed Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$21,914	$10,862
Trade receivables, less allowances of $1,660 and $1,437 in 2019 and 2018, respectively	156,297	237,894
Inventories	181,647	182,907
Prepaid expenses and other current assets	33,306	25,737
Current assets held for sale	67,335	78,026
Total current assets	460,499	535,426

Property, plant and equipment, net	120,930	95,165
Goodwill	8,552	8,552
Intangible assets, net	25,332	27,774
Other assets	11,386	11,368
Total assets	$626,699	$678,285

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Revolving credit facilities	$71,738	$77,674
Senior secured notes, net	229,577	228,252
Current portion of long term debt	6,554	-
Trade accounts payable	198,500	231,498
Accrued expenses	30,343	34,955
Accrued employee related benefits	29,693	38,161
Income taxes payable	1,360	1,036
Current liabilities held for sale	24,546	18,189
Total current liabilities	592,311	629,765

Long term debt, net	13,200	-
Pension liabilities	38,511	37,380
Deferred income taxes	12,219	12,961
Other liabilities	7,907	16,703
Total liabilities	664,148	696,809

Shareholder’s deficit
Common stock: $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding at June 30, 2019 and December 31, 2018	-	-
Additional paid-in capital	106,592	106,592
Accumulated deficit	(142,759)	(124,186)
Accumulated other comprehensive loss	(1,282)	(930)
Total shareholder’s deficit	(37,449)	(18,524)

Total liabilities and shareholder’s deficit	$626,699	$678,285

See accompanying Notes to the Condensed Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)

(Dollars in thousands, except per share amounts)

					Accumulated
			Additional		other	Total
	Shares	Common	paid-in	Accumulated	comprehensive	shareholder's
	issued	stock	capital	deficit	loss	equity (deficit)

Balance at January 1, 2018	100	$-	$106,592	$(100,295)	$(2,060)	$4,237

Net loss	-	-	-	(29,008)	-	(29,008)
Other comprehensive loss	-	-	-	-	(83)	(83)
Balance at June 30, 2018	100	$-	$106,592	$(129,303)	$(2,143)	$(24,854)

Balance at January 1, 2019	100	$-	$106,592	$(124,186)	$(930)	$(18,524)

Net loss	-	-	-	(18,573)	-	(18,573)
Other comprehensive loss	-	-	-	-	(352)	(352)
Balance at June 30, 2019	100	$-	$106,592	$(142,759)	$(1,282)	$(37,449)

See accompanying Notes to the Condensed Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in thousands)

	Six months ended June 30,
	2019	2018
Operating activities
Net loss from continuing operations	$(17,733)	$(27,152)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	21,401	15,432
Intangible amortization	2,442	3,302
Amortization of financing fees	1,272	1,455
Gain on sale of assets	(242)	(74)
Changes in operating assets and liabilities
Trade receivables	81,597	29,963
Inventories	1,260	(25,959)
Prepaid expenses and other current assets	(7,558)	6,134
Trade accounts payable	(40,057)	(19,905)
Accrued expenses	(6,526)	(9,219)
Other assets and liabilities	21,975	(2,115)
Income taxes	(978)	896
Net cash provided by (used in) operating activities	56,853	(27,242)

Investing activities
Capital expenditures	(20,233)	(20,209)
Proceeds from disposition of property, plant and equipment	120	152

Net cash used in investing activities	(20,113)	(20,057)

Financing activities
Borrowings from credit facility	480,168	507,398
Payments on credit facility	(519,090)	(465,575)
Other borrowing	13,234	-
Net cash (used in) provided by financing activities	(25,688)	41,823

Increase (decrease) in cash and cash equivalents	11,052	(5,476)
Beginning cash and equivalents	10,862	19,610
Ending cash and equivalents	$21,914	$14,134

Non cash purchase of property, plant and equipment	$19,752	$-

See accompanying Notes to the Condensed Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of June 30, 2019

and for the three and six months ended June 30, 2019 and 2018

(Dollars in thousands)

1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Artesyn Embedded Technologies, Inc.  (‘Artesyn’) together with its subsidiaries (collectively, the ‘Company’) provides power conversion and embedded computing technologies and solutions for applications in a broad range of markets including communications, data center, industrial automation, medical, consumer and military/aerospace. The Company is headquartered in Tempe, Arizona and has engineering centers primarily in North America and Asia, and manufacturing locations in Asia (China and the Philippines).

The Company is comprised of three reporting units: Embedded Power Base, Consumer and Embedded Computing. Embedded Power Base designs and manufactures application-specific and customized power conversion products for use by computing, storage, telecommunications, industrial and medical customers. Consumer creates customized power conversion products for use in specific Consumer-based end markets. Embedded Computing designs and manufactures customized microprocessor-based boards and systems.  The Embedded Computing reporting unit was sold on July 8, 2019 and is being reported as discontinued operations.  See Note 2 for more details.

On May 14, 2019, Advanced Energy Industries, Inc., a Delaware corporation, entered into a Stock Purchase Agreement with Artesyn Embedded Technologies, Inc., to acquire Artesyn’s Embedded Power Base business. The transaction closed on September 10, 2019.

Pontus Holdings, LLC (‘Pontus’) is a holding company formed as a joint venture of affiliates of Platinum Equity, LLC (‘Platinum’) and Emerson Electric Co. (‘Emerson’) to own the operating company Artesyn. In 2013, Emerson entered into a purchase agreement with Pontus JV Holdings, LLC (‘Pontus JV’), an affiliate of certain private equity investment vehicles sponsored by Platinum, for the sale of a 51 percent controlling interest in Artesyn (the ‘Transaction’). As part of the Transaction, Emerson received cash and a 49 percent noncontrolling interest in Pontus. As a result, Artesyn is a wholly owned subsidiary of Pontus, and Pontus is owned 51 percent by Pontus JV and 49 percent by Emerson.

Basis of Presentation

The condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (‘U.S. GAAP’) for interim financial information and therefore do not include all of the information and footnotes required for annual financial statements. These condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements and the notes thereto. The financial statements include all normal and recurring adjustments necessary, in the opinion of management, to present fairly the financial position at the balance sheet date and the results of operations for the interim periods presented. The condensed consolidated financial statements are presented in U.S. dollars, with all intercompany transactions eliminated in consolidation. The functional currency for the majority of the non-U.S. subsidiaries is the U.S. dollar. Adjustments resulting from translating non-U.S. local functional currency financial statements into U.S. dollars are reflected in Accumulated other comprehensive loss.

Discontinued Operations

The results of operations for the Company’s Embedded Computing business have been classified as discontinued operations for all periods presented in the Condensed Consolidated Statement of Operations. Assets and liabilities subject to the sale of Embedded Computing have been classified as current assets and liabilities held for sale for all periods presented in the Condensed Consolidated Balance Sheets.  Refer to Note 2 for additional information.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles (‘U.S. GAAP’) requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts on deposit and highly liquid investments with original maturities of three months or less.

Trade Receivables, net

Trade receivables consist of balances due from customers, net of estimated allowances. The allowances include estimates based on historical experience and specific reserves in the case of known collection issues.

Inventories

Inventories are valued at the lower of cost or net realizable value using the first-in, first-out method. The Company writes down its inventory for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and the estimated net realizable value based upon assumptions about future demand and market conditions.

Inventory consists of the following:

	June 30,	December 31,
	2019	2018
Raw materials	$84,477	$88,609
Work-in-process	4,665	4,859
Finished products	92,505	89,439
Inventories	$181,647	$182,907

Revenue Recognition

The Company recognizes revenue for the sale of manufactured products when title and risk of loss passes to the customer (generally when products are shipped), persuasive evidence of an arrangement exists, the sales price is fixed or determinable, and collection is reasonably assured. Reserves, based on historical experience, are made for anticipated returns of products and sales discounts at the time products are sold.

The Company also records revenue for services including primarily repair services, engineering services, technical support, and extended warranties. Revenues for repair and engineering services are recognized when the goods and services are provided, while technical support and extended warranties are generally amortized over the life of the applicable contract. In some of these instances, the service arrangement is part of a multiple element sales arrangement. In these instances, the revenue assigned to each element is based on vendor-specific objective evidence, third-party evidence or a management estimate of the relative selling price. Revenue is recognized individually for delivered elements only if they have value to the customer on a stand-alone basis and the performance of the undelivered item is probable and substantially in the Company’s control, or the undelivered elements are inconsequential or perfunctory and there are no unsatisfied contingencies related to payment.  Generally, these multiple deliverables include services to support the related product revenue, contract duration is short-term, and cancellation, termination or refund provisions apply only in the event of contract breach and historically have not been invoked.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

The Company records amounts billed to customers for shipping and handling fees in a sales transaction as revenue. Shipping and handling costs are included in Cost of sales.

The Company had three customers with sales exceeding 10% of consolidated Net sales.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Customer 1	21.2%	29.0%	26.2%	35.0%
Customer 2	13.9%	7.1%	12.2%	6.1%
Customer 3	11.2%	9.3%	10.7%	8.3%

Fair Value Measurements

Accounting Standards Codification (‘ASC’) 820, ‘Fair Value Measurements’, established a formal hierarchy and framework for measuring certain financial statement items at fair value, and expanded disclosures about fair value measurements and the reliability of valuation inputs. Under ASC 820, measurement assumes the transaction to sell an asset or transfer a liability occurs in the principal or at least the most advantageous market for that asset or liability. Within the hierarchy, Level 1 instruments use observable unadjusted market prices for the identical item in active markets and have the most reliable valuations. Level 2 instruments are valued based on quoted prices in markets that are not active, quoted prices for similar items in active markets, or market-observable inputs, including forward and spot prices, interest rates and volatilities. Level 3 instruments are valued using valuation techniques that require inputs that are both significant to the fair value measurement and not observable, such as company-developed future cash flow estimates, and are considered the least reliable.

The carrying value as of June 30, 2019 and December 31, 2018 approximates fair value for Cash and cash equivalents, Trade receivables, Revolving credit facility, and Trade accounts payable because of their short-term nature and generally negligible credit losses. See Note 1, Foreign Currency Derivative Contracts, for the fair value of derivatives and Note 4 for the fair value of long-term debt.

Property, Plant and Equipment, net

The Company records investments in land, buildings and improvements, and machinery and equipment at cost. Depreciation on assets is calculated primarily using the straight-line method over the estimated useful lives of the assets. The estimated useful life of buildings is 25 to 35 years, leasehold improvements are amortized over the lesser of the economic life or the related lease term, while the estimated useful lives of machinery and equipment range from 5 to 15 years. The Company also has certain unique production equipment that is depreciated on a units of production method as the best estimate of useful life.

The Company assesses the recoverability of the carrying amount of property, plant and equipment when changes in circumstances indicate that the carrying amount may not be recoverable. If the carrying amount of the asset or asset group does not exceed its expected undiscounted cash flows, an impairment loss equal to the excess of carrying value over the estimated fair value of the asset or asset group would be recorded.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

Property, plant and equipment, net consists of the following:

	June 30,	December 31,
	2019	2018
Buildings and improvements	$42,111	$41,675
Machinery and equipment	224,749	176,095
Construction in progress	526	1,550
Subtotal	267,386	219,320
Less: Accumulated depreciation	(146,456)	(124,155)
Property, plant and equipment, net	$120,930	$95,165

Depreciation expense was $13,514 and $7,675 for the three months ended June 30, 2019 and 2018, respectively.  Depreciation expense was $21,401 and $15,432 for the six months ended June 30, 2019 and 2018, respectively.

Goodwill

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. The excess of purchase price over identified tangible and intangible assets is recorded as goodwill (see Note 3). The goodwill represents intangible assets that do not qualify for separate recognition and other factors and substantially all goodwill is deductible for tax purposes. The Company conducts an annual impairment test of goodwill in the fourth quarter of the calendar year and between annual tests if events or circumstances indicate the fair value of a reporting unit may be less than its carrying value.

Intangible Assets

The Company’s identifiable intangible assets are subject to amortization (see Note 3). Identifiable intangible assets consist of intellectual property such as patented and unpatented technology, trademarks, and customer relationships, and are amortized on a straight-line basis over their estimated useful lives. Amortization of technology related intangible assets is included in Cost of sales, while trademark and customer relationship intangible amortization is included in Operating expenses. These intangible assets are also subject to an evaluation for potential impairment whenever events or circumstances indicate the carrying value may not be recoverable.

Product Warranties

Warranties vary by product line and generally extend for one to three years from the date of sale. Provisions for warranty are determined primarily based on historical warranty cost as a percentage of sales, adjusted for specific matters that may arise.

Warranty reserves, included within Accrued expenses, were:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Beginning balance	$3,218	$2,601	$2,735	$2,695
Warranty provision expense	1,084	658	2,222	1,148
Costs incurred	(1,122)	(756)	(1,777)	(1,340)
Ending balance	$3,180	$2,503	$3,180	$2,503

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

Interest Expense

Interest expense includes cash interest payments and debt related costs such as amortization of deferred financing costs. The Company amortizes deferred financing costs on a straight-line basis, which approximates the effective interest method.

Income Taxes

The Company files a consolidated U.S. federal income tax return and its income tax provision consists principally of federal, state and foreign income taxes. Current income tax liabilities and assets are recognized for the estimated taxes payable or refundable for the current income tax period. Deferred income tax assets and liabilities are recognized for the anticipated future tax consequences attributable to the temporary differences that exist between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Research and Development

The Company conducts ongoing research and development in support of existing and new product introductions. Research and development costs were $12,631 and $13,090 for the three months ended June 30, 2019  and 2018, respectively, and $24,406 and $26,461 for the six months ended June 30, 2019 and 2018, respectively. Research and development costs are included in Operating expenses.

Foreign Currency Derivative Contracts

The Company enters into foreign currency forward derivative contracts as part of a program designed to mitigate the currency exchange rate risk exposure on selected transactions of certain foreign subsidiaries. Although contracts pursuant to this program will serve as an economic hedge of the cash flow of currency exchange risk exposure, they are not formally designated as hedge contracts or qualify for hedge accounting treatment. Accordingly, any change in the fair value of these derivative instruments during a period will be included in the determination of earnings for that period.

As of June 30, 2019 and December 31, 2018, there were no outstanding foreign currency forward derivative contracts.

The Company recognized $5 and $16 of net loss on settled foreign currency forward derivatives for the three months ended June 30, 2019 and 2018, respectively,  and ($17) and ($28)  of net income for the six months ended June 30, 2019 and 2018, reflected in Cost of sales and Operating expenses.

Comprehensive Income (Loss)

Comprehensive income (loss) is composed of net loss plus changes in foreign currency translation relating to subsidiaries that do not use the U.S. dollar as their functional currency and changes in the funded status of defined benefit pension plans and post-employment plans. As of June 30, 2019  and December 31, 2018, the Accumulated other comprehensive loss related to the net actuarial loss for defined benefit pension and post-employment plans was ($1,877). Accumulated other comprehensive income related to foreign currency translation at June 30,  2019 and December 31, 2018 was $0  and $948, respectively.

New Accounting Standards Adopted

As mentioned above, the Company was acquired by Advanced Energy Industries, Inc., a publicly traded business on September 10, 2019. Because of this transaction, the Company is now considered a public

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

business entity (‘PBE’) for financial reporting purposes. In order for these condensed consolidated financial statements to be presented in accordance with U.S. GAAP, the Company must apply the Accounting Standard Updates (‘ASU’) applicable to PBE’s. The two ASU’s discussed below were adopted based on the adoption dates applicable to PBE’s.

In March 2017, the Financial Accounting Standards Board (‘FASB’) issued ASU No. 2017‑07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, that requires an employer to disaggregate the service cost component from the other components of net periodic cost (benefit) and report that component in the same line item as other compensation costs arising from services rendered by employees during the period. The other components of net periodic cost (benefit) are required to be presented in the statement of operations separately from the service cost component and outside of operating earnings. The amendment also allows for the service cost component of net periodic cost (benefit) to be eligible for capitalization when applicable. The amendments in this update are effective for public business entities for annual periods beginning after December 31, 2017, including interim periods within those annual periods. The guidance on the income statement presentation of the components of net periodic cost (benefit) must be applied retrospectively, while the guidance limiting the capitalization of net periodic cost (benefit) in assets to the service cost component must be applied prospectively.  The Company adopted the standard as of January 1, 2018.  The effects of this standard did not have a material impact on the Company’s  interim financial statements for the periods presented.

In January 2017, the FASB issued ASU No. 2017‑04, Intangibles – Goodwill and Other, that simplifies the accounting for goodwill impairment for all entities by requiring impairment charges to be based on the first step in the current two-step impairment test under ASC 350. Under current guidance, if the fair value of a reporting unit is lower than its carrying amount (Step 1), an entity calculates any impairment charge by comparing the implied fair value of goodwill with its carrying amount (Step 2). The implied fair value of goodwill is calculated by deducting the current fair value of all assets and liabilities of the reporting unit from the reporting unit’s fair value as determined in Step 1. Under ASU No. 2017‑04, if a reporting unit’s carrying amount exceeds its fair value, an entity will record an impairment charge based on that difference. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. The guidance is effective for fiscal years beginning after December 15, 2019, and early adoption is permitted for annual and interim goodwill impairment testing dates after January 1, 2017. The guidance must be applied prospectively. The Company adopted the standard as of January 1, 2019. The effects of this standard did not have a material impact on the Company’s interim financial statements for the periods presented.

New Accounting Standards Not Adopted

In February 2016, the FASB issued ASU No. 2016‑02, Leases, that intends to improve financial reporting for leasing transactions. The ASU requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The guidance is effective for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020, and early adoption is permitted. The Company plans to adopt this ASU on January 1, 2020. The Company’s evaluation of this standard is currently ongoing and therefore, the effects of this standard on the Company’s financial position, results of operations and cash flows are not yet known.

In May 2014, the FASB issued ASU No. 2014‑09, Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard is effective for annual periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adopted the standard as of January 1, 2019 for annual reporting period and plans to adopt January 1, 2020 for interim reporting periods. The Company’s evaluation of this standard is currently ongoing and therefore, the effects of this standard on the Company’s financial position, results of operations and cash flows are not yet known.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

2     DISCONTINUED OPERATIONS

On July 8, 2019, the Company entered into and completed a sale of the equity interests of the Embedded Computing reporting unit for approximately $80,000 to SMART Global Holdings, Inc. The agreement also contains a contingent earn-out payment of up to $10,000. The business is considered to be discontinued operations as of June 30, 2019 and is reported as such for all periods presented. Since the transaction closed within one year of the December 31, 2018 balance sheet date, the assets and liabilities held for sale are presented as current.

A summary of the results for discontinued operations included in the Condensed Consolidated Statements of Operations follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net sales	$17,001	$22,519	$29,606	$45,131
Cost of sales	10,133	13,702	18,455	27,005
Gross profit	6,868	8,817	11,151	18,126
Operating expenses	5,442	6,415	10,914	13,428
Restructuring expense	48	1,091	405	1,769
Operating income (loss)	1,378	1,311	(168)	2,929
Other expense	806	2,011	579	5,350
Income (loss) before income taxes	572	(700)	(747)	(2,421)
Income tax (benefit) provision	(4)	(665)	93	(565)
Net income (loss) from discontinued operations	$576	$(35)	$(840)	$(1,856)

A summary of the carrying amounts of Embedded Computing major assets and liabilities, which were classified as current assets and liabilities held for sale in the Condensed Consolidated Balance Sheets follows:

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$43	$52
Trade receivables, less allowances of $50 for both 2019 and 2018, respectively	12,374	14,803
Inventories	15,769	14,737
Prepaid expenses and other current assets	1,311	970
Property, plant and equipment, net	1,372	2,412
Goodwill	26,909	26,909
Intangible assets, net	9,522	10,943
Other assets	35	7,200
Total assets held for sale	$67,335	$78,026

LIABILITIES
Revolving credit facility	$10,375	$-
Trade accounts payable	8,206	12,763
Accrued expenses	4,263	3,080
Accrued employee related benefits	1,502	2,146
Deferred income taxes	86	200
Other long-term liabilities	114	-
Total liabilities held for sale	$24,546	$18,189

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

A summary of the cash flows from discontinued operations are as follows:

	Six months ended June 30,
	2019	2018
Net cash (used in) provided by operations	$(10,189)	$1,332
Net cash (used in) investing activities	(195)	(74)
Net cash provided (used in) by financing activities	10,375	(1,200)
Change in cash and cash equivalents from discontinued operations	$(9)	$58

3     GOODWILL AND OTHER INTANGIBLE ASSETS, NET

As of June 30, 2019  and December 31, 2018 the Company’s goodwill was $8,552.

The gross carrying amount and accumulated amortization of other intangible assets by major class are as follows:

	Wtd.	June 30, 2019		December 31, 2018
	Average Life (Yrs.)	Gross Intangibles	Accumulated Amortization	Gross Intangibles	Accumulated Amortization
Trademarks	5.0	$4,300	$(4,300)	$4,300	$(4,300)
Technology	7.9	20,200	(14,613)	20,200	(13,690)
Customer relationships	11.9	36,700	(16,955)	36,700	(15,436)
		$61,200	$(35,868)	$61,200	$(33,426)

Intangible assets, net			$25,332		$27,774

Total intangible asset amortization expense was $1,221 and $1,651 for the three months ended June 30, 2019 and 2018, respectively, and $2,442 and $3,302 for the six months ended June 30,  2019 and 2018, respectively.

4     BORROWING ARRANGEMENTS

The Company had the following outstanding borrowings:

	June 30,	December 31,
	2019	2018
Asset based line facility	$58,504	$77,674
Foreign facility	13,234	-
Revolving credit facilities	$71,738	$77,674

Equipment loan	$19,754	$-
Less: Current maturity of long term debt	6,554	-
Long term debt	$13,200	$-

Senior secured notes, gross	233,000	233,000
Less: Deferred financing fees	(3,423)	(4,748)
Senior secured notes, net	$229,577	$228,252

Revolving Credit Facility

The Company has a senior secured asset-based revolving credit facility (the ‘Credit Facility’) commitment of $145,000.  The Credit Facility maturity date is the earlier of November 22, 2022 and the date that is 181 days

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

prior to the maturity of the Senior Secured Notes. As of June 30, 2019, the commitment is comprised of a United States commitment of $80,000 (the ‘U.S. Subfacility’) and a Hong Kong commitment of $65,000 (the ‘Hong Kong Subfacility’). These subfacility allocations can be changed with the approval of the lender under the Credit Facility up to four times in any fiscal year. Interest is payable monthly on any outstanding borrowings. Borrowings under the Credit Facility bear interest at the Company’s option of either (i) base rate plus a margin of 0.75% to 2.25% or (ii) LIBOR plus a margin of 1.75% to 2.25%. The applicable margins in these ranges are based on the aggregate average unused availability under the revolving credit facility. The Company also pays a variable fee (0.375%‑0.50%) depending on the unused availability of the Credit Facility. The maximum available borrowing under the Credit Facility is determined in accordance with an asset-based formula. The Credit Facility is secured by certain accounts receivable and certain inventory and contains customary affirmative and negative covenants for credit facilities of this type, including, but not limited to limitations on the incurrence of indebtedness, capital expenditures, asset dispositions, acquisitions, investments, dividends and other restricted payments, liens and transactions with affiliates.

Outstanding borrowings under the Credit Facility as of June 30, 2019 and December 31, 2018 were $78,292 and $77,674, respectively, which is classified as Current liabilities based on the Company’s intent to repay the amount outstanding within the next twelve months. The weighted average interest rate was 5.30% as of June 30, 2019. Outstanding letters of credit totaled $770 at June 30, 2019 and December 31, 2018, respectively. Available borrowings based on the asset-based formula were $16,273 and $37,382 at June 30, 2019 and December 31, 2018, respectively.

Financing fees related to the Credit Facility are included in Prepaid expenses and other current assets and Other assets and are being amortized on a straight-line basis over the life of the borrowing arrangement.

The Credit Facility was paid-off as of the close of the Embedded Power Base transaction in September 2019.

Senior Secured Notes

In 2013, a predecessor-in-interest to Artesyn issued $250,000 of 9.75% Senior Secured Notes due  October 15, 2020 (the ‘Notes’).  Prior to 2017, a total of $17,000 of outstanding Notes were repurchased.

Artesyn pays interest on the Notes semi-annually in arrears on April 15 and October 15. The Notes contain covenants that limit the Company’s ability to take certain actions, including, but not limited to limitations on the incurrence of indebtedness, asset dispositions, acquisitions, investments, dividends, and other restricted payments, liens and transactions with affiliates.

Artesyn has the option to redeem some or all of the Notes at any time at the redemption prices and conditions as set forth in the offering memorandum. The Notes had an estimated fair value of $237,660 and $217,273 as of June 30, 2019 and December 31, 2018, respectively, based on the last trade date of the period, which is a Level 2 measurement.

Financing fees are being amortized on a straight-line basis over the life of the respective Notes, which approximates the effective interest method.

The Notes were paid-off as of the close of the Embedded Power Base transaction in September 2019.

Other Debt

A company subsidiary entered into two new borrowing arrangements in the quarter ended June 30, 2019.  The subsidiary is based in China and the arrangements  are denominated in local currency. Both loans bear floating interest rate.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

On April 9, 2019 the subsidiary entered into a Fixed Asset Loan Agreement with the Bank of China to borrow up to RMB 135,000.  The term of the loan is three years with semi-annual payments. The loan bears floating interest rate equal to the average interest rate of Loan Prime Rate plus 44 basis points.

On April 26, 2019 the subsidiary entered into a Working Capital Loan Contract with the Commercial Bank of China to borrow up to RMB 108,000 on a revolving basis. The loan bears floating interest rate equal to the average interest rate of Loan Prime Rate plus 49 basis points.

5     RESTRUCTURING EXPENSE

Restructuring expenses result from individual actions implemented across the Company and include costs for closing facilities and other costs resulting from asset redeployment decisions and headcount reductions. Severance and benefits expense consists of employee separation benefits, outplacement services and legal fees.  Vacant facility and other shutdown costs are comprised of expenses for lease costs, stay bonuses, costs of moving fixed assets, security, maintenance, and utilities.

Restructuring (income) and expenses of ($600) and $1,584 were incurred for the three months  ended June 30, 2019  and 2018, respectively and ($251) and $7,622 for the six months ended June 30, 2019 and 2018 respectively.

The changes in the liability for restructuring, included in Accrued expenses, are as follows:

	April 1, 2019	Restructuring Changes	Cash Paid	June 30, 2019

Severance and benefits	$29	$363	$405	$(13)
Vacant facility and other shutdown costs	1,945	(963)	(22)	1,004
Total	$1,974	$(600)	$383	$991

	January 1, 2019	Restructuring Changes	Cash Paid	June 30, 2019

Severance and benefits	$355	$712	$1,080	$(13)
Vacant facility and other shutdown costs	2,143	(963)	176	1,004
Total	$2,498	$(251)	$1,256	$991

	April 1, 2018	Restructuring Changes	Cash Paid	June 30, 2018

Severance and benefits	$3,940	$1,445	$2,749	$2,636
Vacant facility and other shutdown costs	3,197	139	649	2,687
Total	$7,137	$1,584	$3,398	$5,323

	January 1, 2018	Restructuring Changes	Cash Paid	June 30, 2018

Severance and benefits	$1,239	$7,452	$6,055	$2,636
Vacant facility and other shutdown costs	3,310	170	793	2,687
Total	$4,549	$7,622	$6,848	$5,323

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

6     OTHER (INCOME) EXPENSE, NET

Other (income) expense, net consists primarily of:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Emerson tax indemnity income	$998	$-	$868	$45
Foreign exchange (gain) loss	1,524	(1,365)	598	(1,231)
Loss (gain) on fixed asset disposal	161	(3)	161	(75)
Intercompany service revenue	(634)	(1,932)	(1,358)	(5,337)
Other	(47)	1	(139)	(118)
Total	$2,002	$(3,299)	$130	$(6,716)

7     INCOME TAXES

For the three months ended June 30, 2019, the Company recorded an income tax expense of $1,187, of which $1,191 was allocated to continuing operations, with tax benefit of ($4) allocated to discontinued operations. For the three months ended June 30, 2018, the Company recorded an income tax expense of $3,714, of which $4,379 was allocated to continuing operations, with tax benefit of ($665) allocated to discontinued operations.

For the six months ended June 30, 2019,  the Company recorded income tax expense of $1,873, of which $1,780 was allocated to continuing operations, with tax expense of $93 allocated to discontinued operations. For the six months ended June 30, 2018, the Company recorded an income tax expense of $4,888,  of which $5,453 was allocated to continuing operations, with a tax benefit of ($565) allocated to discontinued operations.

The effective rate for the three months ended June 30, 2019 and 2018 was negative due to foreign entities with tax expense, foreign losses that the Company does not derive tax benefit from, and U.S. losses that are subject to full valuation allowances. The difference between the effective tax rates as compared to the statutory Federal income tax rate is primarily driven by the income tax rates the Company is subject to in its foreign jurisdictions and losses in jurisdictions for which the Company has not recorded a benefit.

At June 30, 2019 and December 31, 2018, the Company had $6,783 and $7,179 of unrecognized tax benefits, respectively. $3,907 of unrecognized tax benefits would impact the effective tax rate if recognized.  For the remaining unrecognized tax benefits, the Company recorded indemnity receivables and prepaid assets of $1,114 included in Other assets.  The remaining $1,762 is offset against the related deferred tax assets.

8     RELATED PARTY TRANSACTIONS

Artesyn has a Corporate Advisory Services Agreement with Platinum Equity Advisors, LLC (‘Advisor’, an affiliate of Platinum Equity), Emerson and Pontus JV pursuant to which Advisor and Emerson will provide general business advice and other services as requested by the Company. In exchange for the services, the Company pays an advisory fee of up to $5,000 per calendar year, with 80% of any such fees going to Advisor and 20% of any such fees going to Emerson, plus up to $75 of reimbursement of expense per calendar year going to each Advisor and Emerson.

Emerson indemnity tax income steemed from the Platinum’s acquisition of Artesyn whereby the seller, Emerson, indemnifies Artesyn for taxes resulted from tax positions taken prior to the date of sale.

The Company has sales to Emerson and certain affiliates of Pontus JV and also a Transition Services Agreement with Emerson for certain freight services.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTINUED (Unaudited)

(Dollars in thousands)

Related party transactions reported in the financial statements include the following:

	Three months ended June 30,
	2019	2018	Amounts included in:
Related party sales to affiliates	$3,702	$3,895	Net sales
Corporate advisory fees and expenses to Advisor and Emerson	1,250	1,257	Operating expenses
Transition services paid to Emerson	368	179	Cost of sales and Operating expenses

	Six months ended June 30,
	2019	2018	Amounts included in:
Related party sales to affiliates	$7,669	$8,052	Net sales
Corporate advisory fees and expenses to Advisor and Emerson	2,524	2,515	Operating expenses
Transition services paid to Emerson	1,232	619	Cost of sales and Operating expenses

As of June 30, 2019  and December 31, 2018,  related party items reported in the balance sheet as a component of Trade receivables, Trade accounts payable, and Other assets,  respectively, include the following:

	June 30,	December 31
	2019	2018
Related party Trade receivables	$2,396	$2,241
Related party Accounts payable	599	482
Related party Tax indemnification receivable	2,394	2,264

9     COMMITMENTS AND CONTINGENCIES

At June 30, 2019, there were no known contingent liabilities that management believes will be material in relation to the condensed consolidated financial statements, nor were there any material commitments outside the normal course of business.

Outstanding purchase commitments, primarily related to inventory, as of June 30, 2019  are:

2019	$89,322
2020	2,511
2021	89
$91,922

10     SUBSEQUENT EVENTS

The Company evaluated subsequent events through November 21, 2019 which is the date the condensed consolidated financial statements were made available.